Exhibit 10.14

ACCELERANT HOLDINGS

REGISTRATION RIGHTS AGREEMENT

[•], 2025

REGISTRATION RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), among ACCELERANT HOLDINGS, a Cayman Islands exempted company (the “Company”) and the shareholders of the Company, as listed in Schedule 1.

PREAMBLE

WHEREAS, the Company and certain Shareholders (as defined herein) previously entered into the Second Amended and Restated Shareholders Agreement, dated December 18, 2024 (the “Shareholders Agreement”), by and among the Company and the investors listed therein.

WHEREAS, pursuant to Section 6.2 of the Shareholders Agreement, in connection with a Qualified Initial Public Offering (as defined in the Shareholders Agreement), the Company is obligated to take such actions as are required to enter into a registration rights agreement with certain holders of common shares of the Company (the “Pre-IPO Common Shares”).

WHEREAS, in connection with the IPO (as defined herein) and the issuance of equity securities of the Company to certain Shareholders, the parties hereto desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Shareholders hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (a) any director, officer, limited or general partner, member or shareholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (a) above relating to such Person), (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, (d) a pooled investment vehicle organized by such Person (or an Affiliate thereof) the investments of which are controlled by such Person, (e) an investment fund organized by such Person for the benefit of such Person’s (or its Affiliates’) partners, officers or employees or their dependents, and (f) a successor trustee or nominee for, or a successor by re-organization of, a trust the direct or indirect principal beneficiary/ies of which is any of such Person, its Affiliates or any of their respective partners, officers or employees or their dependents. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

“Common Shares” means each class of common shares of the Company or equivalent class of common shares of a successor entity (including any subsidiary or parent company that is the issuer in an IPO (as defined below), including any company holding all of the voting rights in the Company but with respect to which the Common Shares become exchangeable for such company’s common shares).

“Competitive Business” means any business engaged in insurance underwriting services with specialty underwriters, insurers, reinsurers and institutional investors anywhere in the world.

“Demand Registration” has the meaning ascribed to such term in Section 2(a).

“Demanding Holders” has the meaning ascribed to such term in Section 2(a).

“Eligible Shareholders” means the holders of Registrable Shares that are funds and accounts managed or advised by Barings LLC, including Barings BDC, Inc., Barings Capital Investment Corporation, Barings Capital Solutions Perpetual Fund (CA) Series LLC – Series A, Barings Capital Solutions Perpetual (DE) Series LLC – Series A, Barings Capital Solutions Perpetual (LUX) Series LLC – Series A, Barings Private Credit Corporation, Barings Global Special Situations Credit Fund 4 (Delaware), L.P., Barings Global Special Situations Credit 4 (LUX) S. a R.L., Barings SPDF 1 Series LLC, CELF SPV LLC, Martello Re Limited, MassMutual Ascend Life Insurance Company, and Massachusetts Mutual Life Insurance Company, and those managed or advised by Eldridge Industries LLC, including Eldridge Accelerant Funding, LLC and Hawk Trail, LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.

“Information” has the meaning ascribed to such term in Section 7(a)(ix).

“Inspectors” has the meaning ascribed to such term in Section 7(a)(ix).

“IPO” means the consummation of the sale by one or more Persons in a public offering of common equity of the Company effected by way of an offer for sale, a new issue of shares, an introduction, a placing or otherwise that (a) is led by a nationally recognized financial institution reasonably acceptable to the Board, (b) is registered on a Form S-1 or Form S-4 registration statement (or a comparable form of registration statement) under the Securities Act (or applicable securities law) and (c) following which such publicly-offered common equity is listed on the New York Stock Exchange, The Nasdaq National Market or another applicable nationally recognized securities exchange.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

“Lockup Period” has the meaning ascribed to such term in Section 5.

“Majority Demanding Holders” means, with respect to a particular Demand Registration, the holders of more than 50% of the Registrable Shares proposed to be included in such registration.

“Majority Holders” means holders holding 51% of the Registrable Shares held by all holders of Registrable Shares.

“Material Transaction” means any material transaction or event in which the Company or any of its subsidiaries proposes to engage or is engaged or is subject to, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“Other Shares” means at any time those Common Shares which do not constitute Primary Shares or Registrable Shares hereunder.

“Person” means a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

“Primary Shares” means at any time authorized but unissued common equity of the Company, including but not limited to, the Common Shares.

“Records” has the meaning ascribed to such term in Section 7(a)(ix).

“Registrable Shares” means (i) Common Shares (including any other securities which by their terms are exercisable or exchangeable for or convertible into Common Shares), (ii) any other class or classes of common equity or other securities of the Company into which such Common Shares have been converted, exchanged or exercised or are convertible, exchangeable or exercisable or (iii) any Common Shares or other class or classes of common equity or other securities of the Company that are issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clauses (i) and (ii), including, for the avoidance of doubt, any such Common Shares or other securities acquired after the date of this Agreement. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares when (A) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement (unless the Transferee is an Affiliate of the Company or would become one immediately following such Transfer), (B) they are sold or distributed pursuant to Rule 144 in a single transaction by such party to this Agreement without limitation or being subject to the current public reporting condition, (C) they shall have ceased to be outstanding, (D) they are sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement or (E) they are no longer subject to the registration rights hereunder, as a result of the termination of this Agreement with respect to the holder thereof pursuant to Section 15.

“Registration Date” means the date upon which the registration statement relating to an IPO shall have been declared effective.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Share Capital Change” has the meaning given to it in Section 2(a).

“Shareholder” means each holder of Pre-IPO Common Shares of the Company as set out in Schedule 1. For purposes of this Agreement, the term Shareholder shall be deemed to include any Transferee of the Shareholder pursuant to a Transfer, provided such Transfer is conducted in accordance with Section 17 hereof and such Transferee signs a joinder to this Agreement as contemplated in Section 17 hereof.

“Shareholders Agreement” means the Second Amended and Restated Shareholders Agreement, dated December 18, 2024, among the Company, the holders of Pre-IPO Common Shares and other persons from time to time party thereto, as may be modified, supplemented or amended from time to time.

“Subsequent Lockup Period” has the meaning ascribed to such term in Section 5.

“Subsequent Offering” means any registration of common equity of the Company subsequent to an IPO.

“Subsequent Registration Date” means the date upon which the registration statement relating to the registration of any Subsequent Offering becomes effective.

“Suspension Period” has the meaning ascribed to such term in Section 8.

“Transfer” means, to sell, transfer, assign, pledge, hypothecate, encumber in any way or otherwise dispose of Registrable Shares (including any economic or voting interests with respect to such Registrable Shares and including by way of hedging and other derivative transaction that limits or eliminates economic risk), either voluntarily or involuntarily and with or without consideration.

“Transferee” means any Person (other than the Company) who acquires, by way of Transfer, Registrable Shares from the Shareholder.

Section 2. Priority Demand Registration and Demand Registration.

(a) Subject to Section 2(c), following the IPO, if (i) a secondary offering did not occur in connection with an IPO or (ii) the Eligible Shareholders participating in the secondary offering in connection with the IPO did not receive aggregate gross proceeds from that secondary offering equal to at least 50% of the aggregate amount of capital invested by the Eligible Shareholders for their Registrable Shares, Eligible Shareholders will have priority demand registration rights with respect to secondary offerings of Common Shares until the aggregate gross proceeds received from secondary offerings by such Eligible Shareholders following the IPO is equal to: (A) 50% of the aggregate amount of capital invested by Eligible Shareholders for their Registrable Shares minus (B) the aggregate gross proceeds from any secondary offering in connection with the IPO. The “priority” demand registration rights contemplated by this section will entitle any demand made by an Eligible Shareholder to “trump” any conflicting demand made by any other Demanding Holders (as defined below) but will not prevent other Demanding Holders otherwise exercising demand registration rights that do not conflict with this Section 2(a).

(b) Subject to Section 2(c), at any time after an IPO, certain Demanding Holders, as set forth below, may request that the Company effect the registration of Registrable Shares under the Securities Act, and the Company shall promptly use its reasonable best efforts to effect the registration under the Securities Act of such shares (a “Demand Registration”). Each of (i) the holders of Registrable Shares (A) holding (together with its Affiliates) at least ten percent (10%) of the Company’s then-issued and outstanding Common Shares shall have the right to request two (2) annual Demand Registrations at the Company’s expense and (B) holding (together with its Affiliates) at least five percent (5%) but less than ten percent (10%) of the Company’s then-issued and outstanding Common Shares, will be entitled to request one (1) annual Demand Registration at the Company’s expense (collectively, the “Demanding Holders”).

(c) Notwithstanding anything contained in this Section 2 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) No Demanding Holder may request more than two (2) Demand Registrations in any twelve (12) month period and, in no event shall (A) the Company be required to effect more than four (4) Demand Registrations in any twelve (12) month period; provided, however, if the Demanding Holders are unable to sell at least a majority of the Registrable Shares to be included in any registration pursuant to Section 2 as a result of an underwriter’s cutback pursuant to Section 2(c)(iii), then such registration shall not count as a requested registration for purposes of this Section 2(c)(i).

(ii) The Company may delay the filing or effectiveness of any registration statement for a period of up to sixty (60) days after the date of a request for registration pursuant to Section 2(a) if at the time of such request: (W) the Company is engaged, or has fixed plans to engage within sixty (60) days of the time of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 3, (X) the Board reasonably determines that such registration and offering would interfere with any Material Transaction, (Y) such registration would require the public disclosure of material non-

public information, which the Company, in the good faith judgment of the Board, has a bona fide business purpose for not disclosing publicly and the Board determines, as a result, that it is in the best interest of the Company to defer the filing or initial effectiveness, or suspend use of such registration statement at such time, or (Z) within the last forty-five (45) days the Company has completed a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Shares have been permitted to include all Registrable Shares so requested to be registered; provided, that the Company shall not initiate any delay within one hundred eighty (180) days after the end of any other delay or for periods exceeding, in the aggregate, ninety (90) days during any 12-month period.

(iii) With respect to any registration pursuant to this Section 2, (A) upon the receipt of the written request for registration of Registrable Shares under the Securities Act by any Demanding Holder, the Company shall reasonably promptly give notice of such registration request, in accordance with the provisions of Section 3 hereunder, to each Shareholder and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each Shareholder, provided that such Shareholder responds in writing to the Company’s notice within fifteen (15) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such Shareholder is requesting to include in such registration), and (B) the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then, the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A) first the Registrable Shares (or, if necessary, such Registrable Shares pro rata among the Shareholders thereof based upon the number of Registrable Shares requested to be registered by each such Shareholder);

(C) second, the Primary Shares; and

(D) third, the Other Shares (or, if necessary, such Other Shares pro rata among the Shareholders thereof based upon the number of Other Shares requested to be registered by each Shareholder thereof or otherwise being registered);

provided, that at the election of the Company, (i) following good faith consultation with the Demanding Holders, any registration pursuant to this Section 2 may be converted into a registration pursuant to Section 3 (in which event, such registration shall not be deemed to be a Demand Registration requested under Section 2) or (ii) with the consent of all the Demanding Holders, the Primary Shares may be set at the same priority level as the Registrable Shares thereby being cutback on a pro rata basis based upon the number of Registrable Shares and Primary Shares requested to be included in such registration statement by the Shareholders and the Company.

(iv) The Company shall not be obligated to effect any registration under the Securities Act requested by any Demanding Holder if the anticipated gross offering price of all Registrable Shares to be included therein would be expected to be less than $25,000,000.

(v) If any holders of the Registrable Shares requesting to be included in a registration pursuant to Section 2(b) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Majority Demanding Holders to act as the lead managing underwriter or underwriters in connection with such offering.

(vi) At any time before the registration statement covering such Registrable Shares becomes effective, the Demanding Holder may request the Company to withdraw or to not file the registration statement. Upon delivery of a notice by the Demanding Holder to such effect, the Company shall cease all efforts to secure effectiveness of the applicable registration statement and the Demanding Holder shall be deemed to have used one of their registration rights under Section 2(b), unless such request of withdrawal was caused by, or made in response to, (A) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Company not known (without imputing the knowledge of any other Person to such holders) by the Demanding Holders at the time their Demand Registration request was made, or other material facts not known to such Demanding Holders at the time their Demand Registration request was made, or (B) a material adverse change in the financial markets; provided, however, that such withdrawn registration shall not count as a requested registration pursuant to Section 2(b) for purposes of Section 2(c)(i) above if the Company shall have been reimbursed (in the absence of any agreement to the contrary, pro rata by the Demanding Holders) for all out-of-pocket expenses incurred by the Company in connection with such withdrawn registration.

(vii) No Demand Registration shall be deemed to have occurred for purposes of Section 2(b) if (x) the registration statement relating thereto (A) does not become effective, (B) is not maintained effective for the period required pursuant to Section 7(a)(i), or (C) the offering of the Registrable Shares pursuant to such registration statement is subject to a stop order, injunction or similar order or requirement of the Commission during such period, (y) more than 90% of the Registrable Shares requested by the Demanding Holder to be included in such registration are not so included pursuant to Section 2(c)(iii) or (z) the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by such Demanding Holder or its Affiliates) or otherwise waived by such Demanding Holder; provided that the Company’s obligation to pay expenses pursuant to Section 9 shall still apply.

Section 3. Piggyback Registration.

(a) If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to each Shareholder of Registrable Shares of its intention to so register such Primary Shares or Other Shares at least 15 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within seven (7) days after delivery of any such notice by the Company, of the Shareholders to include in such registration Registrable Shares (or Registrable Shares as a result of conversion, exchange or exercise) (which request shall specify the number of Registrable Shares (or Registrable Shares as a result of conversion, exchange or exercise) proposed to be included in such registration), the Company shall include all such Registrable Shares (or Registrable Shares as a result of conversion, exchange or exercise) that are requested by such Shareholders to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that (x) with respect to the IPO, the Board, in its discretion, shall have the right to exclude all Shareholders from participating in such IPO or limit the participation by such Shareholders pro rata to a specified percentage of their respective Registrable Shares and (y) with respect to any registration (including the IPO), if the managing underwriter advises the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i) first, the Primary Shares;

(ii) second, the Registrable Shares (or, if necessary, such Registrable Shares pro rata among the Shareholders thereof based upon the number of Registrable Shares requested to be registered by each such Shareholder); and

(iii) third, the Other Shares (or, if necessary, such Other Shares pro rata among the Shareholders thereof based upon the number of Other Shares requested to be registered by each Shareholder thereof or otherwise being registered).

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration, whether or not any Shareholder has elected to include securities in such registration. Any Shareholder who has elected to include securities in such registration shall be permitted to withdraw from such registration (other than the IPO) by written notice to the Company if the price to the public at which the Registrable Shares are proposed to be sold will be less than 90% of the average closing price of the class of the Company’s securities being sold in the offering during the 10 trading days preceding the date on which the notice of such offering was given pursuant to Section 3(a).

Section 4. Registrations on Form S-3.

At all times following the IPO, the Company shall use its reasonable best efforts to qualify for registration on Form S-3 (or any successor form to Form S-3 regardless of its designation). If the Company is entitled to file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) to register Registrable Shares, then the Company shall be entitled to use such form to register any Registrable Shares.

Section 5. “Market Standoff” Agreement.

In connection with the IPO or Subsequent Offering (as applicable), each Shareholder agrees and each executive officer of the Company and directors of the Company at the time shall agree that, he or it shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Common Shares (other than (i) as may be disposed of through a trading plan adopted by any executive officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, which plan has been established and is in effect prior to the commencement of the relevant Lockup Period (as defined below), (ii) Common Shares acquired in or after such IPO or Subsequent Offering, as applicable, or (iii) as otherwise excepted from the transfer restrictions set forth in any lockup agreement executed with the underwriter of such IPO or Subsequent Offering) without the prior written consent of the Company, (i) with respect to an IPO, for a period (the “Lockup Period”) designated by the Company in writing to the holders of Common Shares, which period shall begin not more than seven (7) days prior to the Registration Date and shall not last more than 180 days after the Registration Date (or if the relevant Shareholder holds less than 10% of the Common Shares at such time, the lesser of such period and any shorter period requested by the managing underwriter), and to execute an agreement reflecting the foregoing as may be reasonably requested by the Company at the time of the IPO and (ii) with respect to a Subsequent Offering that such Shareholder participates in, for a period (the “Subsequent Lockup Period” together with the Lockup Period, the “Lockup Periods”) designated by the Company in writing to the holders of Common Shares, which period shall begin not more than seven (7) days prior to the Subsequent Registration Date and shall not last more than 90 days after the Subsequent Registration Date (or if any Shareholder holds less than 10% of the Common Shares at such time, the lesser of such period and any shorter period requested by the managing underwriter), and to execute an agreement reflecting the foregoing as may be reasonably requested by the Company at the time of the Subsequent Offering. No Person subject to this Section 5 shall be released from all or any of its obligations under this Section 5 or any other agreement, arrangement or understanding entered into pursuant to this Section 5 unless all other Persons subject to the same obligation are also similarly released on a pro rata basis based on the number of Registrable Shares then held. This Section 5 will cease to apply to a Shareholder once such Shareholder no longer holds any Registrable Shares. The underwriters in connection with an IPO or Subsequent Offering are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with an IPO or Subsequent Offering that are consistent with this Section 5 or that are necessary to give further effect thereto. If any Subsequent Offering shall be an underwritten offering, the Company will not effect any public sale or distribution of Primary Shares or Other Shares (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)) for its own account during the Subsequent Lockup Period.

Section 6. Transfer Restrictions.

(a) No holder of Registrable Shares may knowingly Transfer, in one transaction or a series of related transactions, Common Shares to a Person engaged in a Competitive Business or an Affiliate of such Person, without the prior consent of the Board; provided, however, that the foregoing restriction shall not apply to any Transfer in an underwritten offering or on-market through a broker/dealer.

(b) No holder of Registrable Shares may knowingly Transfer Registrable Shares to an Affiliate of the Company or to a Person who would become an Affiliate after such Transfer unless such Affiliate signs a joinder to this Agreement or the Company agrees to such Transfer; provided, however, that the foregoing restriction shall not apply to any Transfer in an underwritten offering or on-market through a broker/dealer.

Section 7. Preparation and Filing.

(a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(i) use its reasonable best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective until the earlier of (x) one hundred and eighty (180) days following the date such registration statement became effective and (y) the date on which all of such Registrable Shares have been disposed of; provided that such period shall be extended for a period of time equal to the period the Demanding Holder refrains from selling any securities included in such registration statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement;

(ii) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Majority Demanding Holders (“Shareholders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Shareholders’ Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required under Section 7(a)(i) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(iv) notify the Shareholders’ Counsel (and with respect to clause (b) or (c) below, the holders of Registrable Shares included in such registration) in writing (a) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (b) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Majority Demanding Holders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of the Registrable Shares included in a registration; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause (v);

(vi) furnish to the holders of Registrable Shares such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(vii) without limiting subsection (v) above, use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Shares to consummate the disposition of such Registrable Shares;

(viii) notify the holders of Registrable Shares included in a registration on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing and prepare and furnish to the holders of Registrable Shares included in such registration a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(ix) make available upon reasonable notice and during normal business hours, for inspection by the Majority Demanding Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Majority Demanding Holders or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (C) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (D) such disclosure is required to be made under applicable law;

(x) use its reasonable best efforts to prevent the issuance of an order suspending the effectiveness of a registration statement, and if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(xi) use its reasonable best efforts to obtain from its independent certified public accountants “comfort letters” in customary form and at customary times and covering matters of the type customarily covered by comfort letters;

(xii) use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form (which shall also be addressed to the holders selling Registrable Shares);

(xiii) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form, including customary representations, warranties, covenants and indemnities) and take such customary action as the underwriters may reasonably request in order to expedite or facilitate the disposition of Registrable Shares;

(xiv) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Shares and as applicable provide the applicable transfer agent with printed certificates for the Registrable Shares which are in a form eligible for deposit with The Depository Trust Company;

(xv) provide and cause to be maintained a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares (and in connection therewith, if required by the Company’s transfer agent, the Company will, as soon as reasonably practicable, use its commercially reasonable efforts to cause an opinion of counsel in customary form as to the effectiveness of the registration statement or the availability of Rule 144 to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Shares without any legend upon sale by the Shareholders or the underwriter or managing underwriter of an underwritten offering of Registrable Shares, if any, of such Registrable Shares under the registration statement or pursuant to Rule 144 and to deposit such Registrable Shares with The Depository Trust Company);

(xvi) promptly issue to any underwriter to which the holders of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(xvii) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering, in customary efforts to sell Registrable Shares being offered, and cause such steps to be taken to ensure good faith participation of senior management officers of the Company in “road shows” as is customary;

(xviii) use its reasonable best efforts to list such Registrable Shares on any national securities exchange on which any Common Shares are listed;

(xix) cooperate with each holder and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA;

(xx) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the subject registration statement; and

(xxi) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

(b) Each holder of the Registrable Shares, upon receipt of any notice from the Company of any event of the kind described in Section 7(a)(viii) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(viii) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice. For the avoidance of doubt, the period during which the disposition of the Registrable Shares is discontinued pursuant to the foregoing sentence or pursuant to Section 9 hereof shall not count towards the period set forth in Section 8(a)(i) hereof.

(c) The Company shall not permit any officer, director, underwriter, broker or any other Person acting on behalf of the Company to use any Free Writing Prospectus in connection with the registration statement covering Registrable Shares, without the prior written consent of the Majority Demanding Holders which consent shall not be unreasonably withheld or delayed. Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Majority Demanding Holders are parties shall be deemed to satisfy the requirement of such consent.

(d) The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Shares, or any amendment of or supplement to a related prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Shareholder covered thereby by name, or otherwise identifies such Shareholder as the holder of any securities of the Company, without the consent of such Shareholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, in which case the Company shall provide written notice to such Shareholder no less than five business days prior to the filing of such amendment to any registration statement or amendment of or supplement to the prospectus or any Free Writing Prospectus.

Section 8. Suspension.

Notwithstanding anything in this Agreement to the contrary, the Company may, by notice in writing to each holder of Registrable Shares to which a prospectus relates, require each such holder of Registrable Shares to suspend, for up to sixty (60) days (the “Suspension Period”), the use of any prospectus included in a registration statement filed under this Agreement if (i) a Material Transaction or (ii) an event or circumstance that would require the public disclosure of material non-public information, which the Company, in the good faith judgment of the Board, has a bona fide business purpose for not disclosing publicly, exists that would require an amendment to such registration statement or supplement to such prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act); provided, that the Company shall not initiate any suspension within one hundred eighty (180) days after the end of any other suspension or for periods exceeding, in the aggregate, ninety (90) days during any 12-month period. The period during which such prospectus must remain effective pursuant to Section 7 shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any registration statement subject to this provision.

Section 9. Expenses.

All expenses incurred by the Company in the performance of or compliance with this Agreement and all reasonable fees and disbursements of one lead counsel (and special and local counsel as required), not to exceed Seventy-Five Thousand Dollars ($75,000) in the aggregate to the holders of Registrable Shares to represent such Persons in connection with such registration, which counsel shall be selected by the Majority Demanding Holders, will be borne by the Company, regardless of whether a registration statement becomes effective.

Section 10. Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Registrable Shares, each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, expenses (including reasonable costs of investigation and legal expenses) or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, Issuer Free Writing Prospectus, or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any holder of Registrable Shares to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon a materially untrue statement or omission made in said registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares specifically for use in the preparation thereof; provided, further, that the indemnification shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, to the extent permitted by applicable law, each holder of Registrable Shares shall severally (based on the percentage of the securities included in such registration that were owned by such holder) and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 10(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any violation thereof, in each case, to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration (less the aggregate amount of any damages which such holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Shares); provided, further, that the indemnification shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the such holder (which consent shall not be unreasonably withheld or delayed).

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing involving a claim referred to in this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action, suit, proceeding, investigation or threat. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless and to the extent that such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interest between such indemnified party and any other party represented by such counsel in such proceeding, the indemnified party shall have the right to retain its own counsel and the indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one lead counsel (plus appropriate local and special counsel) to represent the indemnified party with respect to such claim. Whether or not such defense is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). Without the prior written consent of the indemnified party, the indemnifying party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the indemnified party or adversely affects such indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. The parties agree that the maximum amount of contribution by any holder of Registrable Shares shall not, in any event, exceed an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to the applicable registration statement (less the aggregate amount of any damages which such holder has otherwise been required to pay in respect of any loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Shares). No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person. No selling Shareholder shall be liable for contribution under this Section 10(d), except under such circumstances as such selling Shareholder would have been liable for indemnification under this Section 10 if such indemnification were enforceable under applicable law.

(e) To the extent that any holder of Registrable Shares is, or would be expected to be, deemed to be an underwriter of Registrable Shares pursuant to any Commission comments or policies or any court of law or otherwise, the Company agrees that (x) the indemnification and contribution provisions contained in this Section 10 shall be applicable to the benefit of such holder in its role as deemed underwriter in addition to its capacity as a holder of Registrable Shares (so long as the amount for which any other holder is or becomes responsible does not exceed the amount for which such holder would be responsible if the holder were not deemed to be an underwriter of Registrable Shares) and (y) such holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

Section 11. Underwriting Agreement.

(a) Notwithstanding any provisions of this Agreement, to the extent that in connection with a proposed sale of Registrable Shares which have been registered with the Commission pursuant to this Agreement, the holders of Registrable Shares shall enter into an underwriting agreement or similar agreement that contains customary provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting agreement or similar agreement.

(b) In connection with any proposed sale through an underwritten offering of Registrable Shares which have been registered with the Commission pursuant to this Agreement through an underwritten offering, the Company shall negotiate in good faith and enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive customary indemnities from lead underwriters, selling brokers, dealer managers and similar security industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(c) No underwriting agreement (or other agreement in connection with a proposed sale of Registrable Shares) shall require any holder of Registrable Shares to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Shares and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder hereunder unless, in each case and to the extent a holder is allowed by applicable law, the Majority Demanding Holders have agreed to such representations, warranties or other agreements, in which case, such additional representations, warranties and other agreements shall be limited in scope to the additional representations, warranties and other agreements that the Majority Demanding Holders agree to provide.

Section 12. Information by Holder.

Each Shareholder shall furnish to the Company such written information regarding such Person and the distribution proposed by any holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

Section 13. Exchange Act Compliance.

From the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company’s securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission and take such further action as any holder of Registrable Shares may reasonably request, which are conditions to the availability of Rule 144. The Company shall cooperate with the parties to this Agreement in supplying such information as may be necessary such Persons to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

Section 14. No Conflict of Rights; Future Rights.

Unless otherwise consented to by the Majority Holders, the Company shall not, after the date hereof, grant any registration rights which conflict with or impair the rights granted to each Shareholder hereby. If at any time following the date hereof, the Company grants to any present or future shareholder of the Company rights which in any manner cause or participate in any registration statement of the Company that, in the reasonable judgment of any other Shareholder, are superior to or conflict with the rights granted to the Shareholders hereby, such grant shall be null, void and ultra vires.

Section 15. Termination.

This Agreement shall terminate and be of no further force or effect with respect to a Shareholder when there shall no longer be any Registrable Shares outstanding with respect to such Shareholder.

Section 16. Benefits of Agreement; Third Party Beneficiaries.

Except as provided herein, this Agreement shall bind and inure to the benefit of the Company, each Shareholder, and subject to Section 17, the respective successors and assigns of the Company and its Shareholders.

Section 17. Assignment.

Each Shareholder may assign its rights hereunder to any permitted purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a holder of Registrable Shares whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally a party hereto. The Company may not assign any rights hereunder without the consent of the holders of a majority of the Registrable Shares.

Section 18. Entire Agreement.

This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

Section 19. Notices.

All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(i) if to the Company, to:

Accelerant Holdings

c/o Accelerant Re (Cayman) Ltd.

Unit 106, Windward 3, Regatta Office Park

West Bay Road, Grand Cayman

Attention: Nancy Hasley

With a copy to: David Pelsue

and a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Samir Gandhi/Robert Ryan

Telephone: (212) 839-5300

Email: sgandhi@sidley.com; rryan@sidley.com

(ii) if to any Shareholder, to its address as set forth in the register of the Company.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the second business day following such dispatch and (c) in the case of mailing, on the five business day after the posting thereof.

Section 20. Modifications; Amendments; Waivers.

The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Company and each Shareholder; provided, however, that the Majority Holders may approve any modification or amendment solely to add a party to this Agreement. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver.

Section 21. Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Each party hereto understands and agrees that any portable document format (PDF) file or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court or arbitral panel of competent jurisdiction.

Section 22. Headings.

The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

Section 23. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial.

This Agreement (and all non-contractual obligations arising from or in connection with it) shall be governed by and construed in accordance with Delaware law and each of the parties irrevocably submits to the exclusive jurisdiction of the federal or state courts located in Delaware as regards any claim, dispute or matter (including any non-contractual claim, dispute or matter) arising out of or relating to this Agreement or any of the documents to be executed pursuant to this Agreement.

Section 24. Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

COMPANY:

ACCELERANT HOLDINGS

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SHAREHOLDER:

[•]

By: [•]

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SHAREHOLDER:

[•]

By: [•]

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SHAREHOLDER:

[•]

By: [•]

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SHAREHOLDER:

[•]

By: [•]

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SHAREHOLDER:

[•]

By: [•]

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

SHAREHOLDER:

[•]

By: [•]

By:
Name: [•]
Title: [•]

ACCELERANT HOLDINGS REGISTRATION RIGHTS AGREEMENT